UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

Cornerstone Building Brands, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway	Suite 400	Cary	NC	27513
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 7, 2024, Cornerstone Building Brands, Inc. (the “Company”) entered into a fifth supplemental indenture (the “Supplemental Indenture”) among the Company, the subsidiary guarantors listed on the signature page thereto (the “Subsidiary Guarantors”), Camelot Return Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”) and Wilmington Trust, National Association as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), providing for, among other things, the issuance of $500.0 million aggregate principal amount of 9.50% Senior Secured Notes due 2029 (the “Notes”) pursuant to the indenture, dated as of July 25, 2022 (the “Base Indenture”), among the Company, Holdings, the Subsidiary Guarantors from time to time party thereto, the Trustee and the Collateral Agent (the Base Indenture, as amended or supplemented from time to time prior to the date hereof, and together with the Supplemental Indenture, the “Indenture”).

Interest on the Notes will accrue at the rate of 9.50% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2025.

Guarantees; Security

The Notes are guaranteed on a senior secured basis by Holdings and the Subsidiary Guarantors (together with Holdings, the “Guarantors”), in each case which also guarantee any indebtedness of the Company under its existing senior secured credit facilities. The guarantee of each of the Guarantors will be a senior secured obligation of such Guarantor and will rank equal in right of payment with all existing and future senior indebtedness of such Guarantor, and senior in right of payment to all existing and future subordinated obligations of such Guarantor. These guarantees are subject to release under specified circumstances.

The Notes and the related guarantees will be secured by (i) first priority liens on Cash Flow Priority Collateral (as defined in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2024 (the “May 2024 Form 8-K”)) on a basis that is equal in priority to the obligations under the Senior Cash Flow Facility (as defined in the Indenture), the Senior Term Loan Facility (as defined in the Indenture) and the 8.750% senior secured notes due August 2028, issued by the Company on July 25, 2022 (the “2028 Secured Notes”) and senior in priority to the Senior ABL Facilities (as defined in the Indenture) and (ii) second priority liens on the ABL Priority Collateral (as defined in the May 2024 Form 8-K) on a basis that is junior in priority to the Senior ABL Facility and equal in priority to the obligations under the Senior Cash Flow Facility, the Senior Term Loan Facility and the 2028 Secured Notes, in each case, pursuant to the terms of the Base Intercreditor Agreement (as defined in the Indenture), and subject to certain liens permitted under the Indenture.

Redemption

The Company may redeem the Notes, in whole or in part, at any time prior to August 15, 2026, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the redemption date, plus the applicable make-whole premium. In addition, prior to August 15, 2026, during any 12-month period, the Company may redeem up to 10% of the Notes at 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the redemption date. The Company may redeem the Notes, in whole or in part, at any time (i) on and after August 15, 2026 and prior to August 15, 2027, at a price equal to 104.750% of the principal amount of the Notes, (ii) on or after August 15, 2027 and prior to August 15, 2028, at a price equal to 102.375% of the principal amount of the Notes and (iii) on or after August 15, 2028, at a price equal to 100.000% of the principal amount of the Notes, in each case, plus accrued and unpaid interest, if any, to but not including the redemption date. In addition, at any time prior to August 15, 2026, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 109.50%, plus accrued and unpaid interest, if any, to but not including the redemption date.

Covenants

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of the Company’s subsidiaries, including the Subsidiary Guarantors to: incur additional indebtedness or issue certain preferred shares; pay dividends on, redeem or repurchase stock or make other distributions in respect of its capital stock; voluntarily repurchase, prepay or redeem subordinated indebtedness; make investments; create restrictions on the Company’s ability and the ability of certain of the Company’s subsidiaries, including the Subsidiary Guarantors, to pay dividends to the Company or make other intercompany transfers; create liens; transfer or sell assets; consolidate, merge or sell or otherwise dispose of all or substantially all of the Company’s assets; enter into certain transactions with affiliates; and designate subsidiaries as unrestricted subsidiaries. Upon the occurrence of certain events constituting a change of control, the Company is required to make an offer to repurchase all of the Notes (unless otherwise redeemed) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but not including the repurchase date, subject to certain conditions. If the Company sells assets under certain circumstances, it must use 100% of the net-cash proceeds, subject to reductions to 50% and 0%, if specified secured leverage ratio targets are met, and subject to specified reinvestment rights, to make an offer to purchase the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase.

Events of Default

The Indenture provides for customary events of default that, among other things, are limited to (subject in certain cases to customary grace and cure periods): the nonpayment of principal when due or interest when due, continued for 30 days; failure to comply with other covenants and agreements in the Notes or the Indenture; failure to comply with its obligation to make a change of control offer (other than a failure to purchase the Notes); failure to comply with its other agreements contained in the Notes or the Indenture; the failure of any Guarantor to comply with its obligations under its guarantee, other than any Indebtedness in relation to which the Company or any Subsidiary Guarantor is contesting such default in good faith; failure to pay any indebtedness for borrowed money after final maturity or cross acceleration of material debt if the total amount of such indebtedness exceeds the greater of $181.0 million and 20.0% of Four Quarter Consolidated EBITDA; bankruptcy or insolvency events of default; certain judgment defaults; or a failure of any guarantee of a significant subsidiary to be in full force and effect. These events of default are subject to a number of qualifications, limitations and exceptions that are described in the Indenture.

The foregoing description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. The Supplemental Indenture should be read together with the Base Indenture, which was filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on August 10, 2022 and incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Notes is incorporated herein by reference.

Item 8.01. Other Events.

The Company will use the net proceeds from the issuance of the Notes to repay approximately $490 million of the borrowings outstanding under the Company’s asset-based revolving credit facility and pay any related premiums, fees and expenses, including accrued and unpaid interest, if any.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1
Fifth Supplemental Indenture, dated as of August 7, 2024, among Cornerstone Building Brands, Inc., the subsidiary guarantors listed on the signature pages thereto, Camelot Return Intermediate Holdings, LLC and Wilmington Trust, National Association, as trustee and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief Financial Officer

Date: August 7, 2024